Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.
Ron Santilli
Chief Financial Officer
415-657-5500

Investor Relations
John Mills
Integrated Corporate Relations, Inc.
310-954-1100
john.mills@icrinc.com

Cutera Reports Fourth Quarter 2009 Results

BRISBANE, Calif., February 8, 2010 -- Cutera, Inc. (NASDAQ: CUTR), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reported financial results for the fourth quarter ended December 31, 2009.

Financial Highlights for the fourth quarter of 2009 include:
•	Revenue increased sequentially by 27% to $15.4 million, compared to $12.2 million in the third quarter of 2009
•	Gross margin improved to 62%, compared to 60% in the third quarter of 2009
•	Net income was breakeven, or $0.00 per share, which included a $351,000 ($292,000 net of tax, or $0.02 per diluted share), charge associated with the postponement of it's TruSculpt product launch
•	Cash generated from operations was $3.2 million in the fourth quarter of 2009

Kevin Connors, President and CEO of Cutera, stated, “We continue to see encouraging signs in our business, which is reflected in our past two quarters of sequential revenue growth.  Revenue grew sequentially over the third quarter of 2009 in several geographical markets, with significant contribution from Australia.  We are pleased with the improved fourth quarter 2009 gross margins, profitability, and cash generation resulting from higher revenue and the restructuring efforts implemented in the first half of 2009.  We are continuing to target the core market segments of dermatologists and plastic surgeons ─ as well as other established medical offices ─ because we believe they offer us the best growth opportunities in the current market environment.”

“We are optimistic about the recently announced strategic alliances with Sound Surgical Technologies LLC – to distribute their VASER® Lipo System in Europe and Canada ─ and Obagi Medical Products, Inc. (Nasdaq: OMPI) ─ to distribute their prescription-based, topical skin health systems through the physician-dispense channel in Japan.  These alliances leverage our distribution network and enhance our product offering in selected international markets.”

Mr. Connors concluded, “We remain focused on key initiatives to increase revenue levels in 2010 and leverage our business model, which we expect will result in improved profitability.  While the near-term prospects for our industry are difficult to predict, we believe that our worldwide distribution network, strong balance sheet with $106.9 million in cash and investments – with no debt, a broad portfolio of products, and various research and development projects underway, offer continuing, long-term opportunities for our company.”

Conference Call:
The conference call to discuss these results is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET) on February 8, 2010. The call will be broadcast live over the Internet hosted at the Investor Relations section of Cutera's website at www.cutera.com, and will be archived online within one hour of its completion and continue through 8:59 p.m. PT (11:59 p.m. ET) on February 22, 2010. In addition, you may call (877) 407-0784 to listen to the live broadcast. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Executive Vice President and Chief Financial Officer.

About Cutera, Inc.
Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera's ability to grow its business, increase revenue, manage costs and expenses, generate additional cash, increase profitability, develop and commercialize existing and new products and applications, and statements regarding long-term prospects and opportunities are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein.  Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include the current economic uncertainty, which may reduce consumer demand for its products, cause potential customers to delay their purchase decisions and make it more difficult for some potential customers to obtain credit financing; its ability to increase revenue, manage costs and expenses and improve sales productivity and  performance worldwide; its ability to successfully develop and acquire new products and applications and market them to both its installed base and new customers; the length of the sales cycle process; unforeseen events and circumstances relating to its operations; government regulatory actions; and those other factors described in the section entitled, “Risk Factors,” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on November 2, 2009. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera's fourth quarter ended December 31, 2009 financial performance, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	September 30,	December 31,
	2009	2009	2008

Assets
Current assets:
Cash and cash equivalents	$22,829	$34,302	$36,540
Marketable investments	76,780	62,572	60,653
Accounts receivable, net	3,327	2,635	5,792
Inventories	6,408	7,884	9,927
Deferred tax asset	175	244	4,257
Other current assets and prepaid expenses	2,785	2,644	1,771
Total current assets	112,304	110,281	118,940

Property and equipment, net	847	939	1,357
Long-term investments	7,275	7,339	9,627
Intangibles, net	829	877	1,025
Deferred tax asset, net of current portion	97	-	6,527
Total assets	$121,352	$119,436	$137,476

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,081	$1,212	$1,690
Accrued liabilities	9,048	7,281	8,848
Deferred revenue	6,160	6,295	6,758
Total current liabilities	16,289	14,788	17,296

Deferred rent	1,493	1,548	1,713
Deferred revenue, net of current portion	1,968	2,331	4,907
Income tax liability	749	882	1,452
Total liabilities	20,499	19,549	25,368

Stockholders’ equity:
Common stock	13	13	13
Additional paid-in capital	85,248	84,148	80,318
Retained earnings	17,254	17,247	31,410
Accumulated other comprehensive income (loss)	(1,662)	(1,521)	367
Total stockholders’ equity	100,853	99,887	112,108
Total liabilities and stockholders’ equity	$121,352	$119,436	$137,476

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2009	2009	2008

Net revenue	$15,416	$12,171	$17,897
Cost of revenue	5,783	4,910	7,045
Gross profit	9,633	7,261	10,852

Operating expenses:
Sales and marketing	6,100	5,112	6,568
Research and development	1,888	1,684	1,933
General and administrative	2,063	2,121	2,723
Total operating expenses	10,051	8,917	11,224
Loss from operations	(418)	(1,656)	(372)
Interest and other income, net	174	288	555
Other-than-temporary impairments on long-term investments	-	-	(1,182)
Loss before income taxes	(244)	(1,368)	(999)
Provision (benefit) for income taxes	(251)	12,126	(764)
Net income (loss)	$7	$(13,494)	$(235)

Net income (loss) per share:
Basic	$0.00	$(1.01)	$(0.02)
Diluted	$0.00	$(1.01)	$(0.02)

Weighted-average number of shares used in per share calculations:
Basic	13,427	13,382	12,797
Diluted	13,610	13,382	12,797

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2009	2009	2008
Cash flows from operating activities:
Net income (loss)	$7	$(13,494)	$(235)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock-based compensation	840	895	1,237
Tax benefit from stock-based compensation	111	111	66
Excess tax deficit related to stock-based compensation	(23)	-	(390)
Depreciation and amortization	196	211	233
Provision for excess and obsolete inventories	363	(256)	470
Other-than-temporary impairments on long-term investments	-	-	1,182
Change in allowance for doubtful accounts	(25)	(3)	(97)
Change in deferred tax asset and deferred tax liability	(28)	10,506	(2,032)
Other	-	-	5
Changes in assets and liabilities:
Accounts receivable	(667)	196	791
Inventories	1,113	1,074	(1,644)
Other current assets and prepaid expenses	339	2,539	1,067
Accounts payable	(131)	85	(430)
Accrued liabilities	1,767	(575)	(1,467)
Deferred rent	(55)	64	18
Deferred revenue	(498)	(1,014)	(505)
Income tax liability	(133)	(485)	(145)
Net cash provided by (used in) operating activities	3,176	(146)	(1,876)

Cash flows from investing activities:
Acquisition of property and equipment	(56)	-	(165)
Proceeds from sales of marketable and long-term investments	7,120	4,442	5,135
Proceeds from maturities of marketable investments	975	8,315	11,915
Purchase of marketable and long-term investments	(22,860)	(13,911)	(5,737)
Net cash (used in) provided by investing activities	(14,821)	(1,154)	11,148

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	149	157	195
Excess tax benefit related to stock-based compensation	23	-	390
Net cash provided by financing activities	172	157	585

Net (decrease) increase in cash and cash equivalents	(11,473)	(1,143)	9,857
Cash and cash equivalents at beginning of period	34,302	35,445	26,683
Cash and cash equivalents at end of period	$22,829	$34,302	$36,540

CUTERA, INC.
CONSOLIDATED REVENUE HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended
	December 31,	% of	September 30,	% of	December 31,	% of
	2009	Revenue	2009	Revenue	2008	Revenue

Revenue By Geography:
United States	$5,298	34%	$4,825	40%	$7,417	41%
International	10,118	66%	7,346	60%	10,480	59%
	$15,416		$12,171		$17,897

Revenue By Product Category:
Products	$8,529	55%	$6,322	52%	$11,388	64%
Product upgrades	2,036	13%	1,352	11%	2,028	11%
Service	3,327	22%	3,210	26%	3,047	17%
Titan refills	1,524	10%	1,287	11%	1,434	8%
	$15,416		$12,171		$17,897